                                                                    EXHIBIT 23.1

                                                    Coopers & Lybrand L.L.P.

Coopers
& Lybrand

                                                    a professional services firm




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 (File No. 333-4520, 333-4520-01) of our report dated, March 14, 1997, on our audits of the consolidated financial statements of RACI Holding, Inc., and Subsidiaries as of December 31, 1996, 1995 and 1994, and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."

                                                /s/ Coopers & Lybrand L.L.P.

Greensboro, North Carolina
April 21, 1997